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                                                                    EXHIBIT 23.5



                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
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     We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of our reserve reports to the interest of Plains Resources Inc. and its subsidiary Plains Illinois Inc. (collectively, the "Company") dated March 2, 2000, March 3, 2000 and March 8, 2000, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as well as in the Notes to the Consolidated Financial Statements of the Company in such annual report. We also consent to the reference to us under the heading "Reserve Engineers" in such Registration Statement.

                              RYDER SCOTT COMPANY, L.P.



                              By:   /s/ Ryder Scott Company, L.P.
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Houston, Texas
March 29, 2000